Exhibit 99.2

For Information
James R. Edwards
303-837-2444

FOR IMMEDIATE RELEASE

SM ENERGY SCHEDULES FIRST QUARTER
2012 EARNINGS CONFERENCE CALL

DENVER, CO - April 20, 2012 - SM Energy Company (NYSE: SM) is scheduled to release details regarding its earnings for the first quarter of 2012 after the close of trading on May 2, 2012. A teleconference to discuss these results and other operational matters is scheduled for May 3, 2012, at 8:00 a.m. Mountain time (10:00 a.m. Eastern time). The call participation number is 877-445-0811 and the conference ID number is 74351823. An audio replay of the call will be available approximately two hours after the call at 855-859-2056, with the conference ID number 74351823. International participants can dial 617‑401-8115 to take part in the conference call, using the conference ID number 74351823, and can access a replay of the call at 404-537-3406, using conference ID number 74351823. Replays can be accessed through May 17, 2012.

This call is being webcast live and can be accessed at SM Energy Company's website at www.sm-energy.com. An audio recording of the conference call will be available at that site through May 17, 2012

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm‑energy.com.